Exhibit 2

Execution Copy

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (the “Agreement”) dated as of June 2, 2008, by and among Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership (“Purchaser”) and the individuals listed on the signature pages hereto (individually, a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers are the record and beneficial owners of 7,500,000 warrants (the “Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Global BPO Services Corp. (the “Company”);

WHEREAS, concurrently with the execution of this Agreement Purchaser has entered into a Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), with the Company to purchase certain securities of the Company;

WHEREAS, Purchaser desires to purchase from Sellers, and the Sellers desire to sell to Purchaser, the Warrants upon the terms and conditions and for the purchase price hereinafter set forth; and

WHEREAS, Sellers are willing to enter into the agreements set forth below in further consideration of the purchase of the Warrants by Purchaser.

NOW, THEREFORE, the parties hereto agree as follows:

1. Purchase and Sale of Warrants. Subject to the terms and conditions set forth in this Agreement, each Seller shall sell, convey, transfer, assign and deliver on the Closing Date to Purchaser, free and clear of any lien, charge, claim, option, security interest, encumbrance, trust, right of first refusal or other restriction (collectively, “Liens”) other than restrictions on transfer arising under U.S. federal or state securities laws and regulations and except for the restrictions sent forth in Section 3(a)(1) below, legal and beneficial ownership of all of such Seller’s right, title and interest in and to the Warrants set forth opposite such Seller’s name on Appendix A and Purchaser shall buy and accept, subject to and in accordance with the provisions hereof, such Warrants for the purchase price set forth in Section 2 below.

2. Consideration. The consideration for each Warrant shall be $0.001 per share of Common Stock underlying each such Warrant (the “Purchase Price”). The closing of the purchase and sale of the Warrants (the “Closing”) pursuant to Section 1 shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, at or before 10:00 a.m. Eastern time, after the satisfaction or waiver of all of the conditions set forth in Section 5 (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other location or time as the parties may agree (such date on which the Closing occurs being hereinafter referred to as the “Closing Date”).

3. Representations and Warranties.

(a) Representations and Warranties of the Sellers. As an inducement for Purchaser to execute and deliver this Agreement and to purchase the Warrants, each Seller hereby makes the following representations and warranties as of the date hereof and as of the Closing Date:

(i) Seller is the record, legal and beneficial owner of, and has good and valid title to, all of the Warrants set forth next to such Seller’s name on the signature pages hereto, free and clear of any Liens, except for the following agreements (for which Seller shall obtain all requisite consents and/or waivers as appropriate): (A) Securities Escrow Agreement, dated as of October 17, 2007, among the Company, Continental Stock Transfer and Trust Company and the parties thereto (the “Escrow Agreement”) and (B) those certain Letter Agreements, dated October 17, 2007 from each Seller to the Company and Deutsche Bank Securities Inc.

(ii) Seller has all requisite legal capacity and the full right, power and authority to execute and deliver and to perform all of its, his or her obligations under this Agreement and any agreement or document contemplated hereby, and such execution, delivery, and performance, and the Closing of the transactions contemplated herein, will not breach any agreement to which Seller is a party. If such Seller is an entity, the execution and delivery by it of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by it.

(iii) This Agreement and all other instruments have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against such Seller in accordance with their respective terms. No further act or proceeding on the part of such Seller is necessary to authorize this Agreement or the performance of her, his or its obligations hereunder.

(b) Representations and Warranties of Purchaser. Purchaser hereby makes each of the representations and warranties set forth in Section 3.2 (except the references therein to the Securities shall be solely to the Warrants and references to the Transaction Documents shall be solely to this Agreement) of the Purchase Agreement to the Sellers.

4. Covenants; Amendment of Terms of Warrants. Each Seller shall use its best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable, and shall cooperate with Purchaser and the Company as necessary, to (i) consummate the transactions contemplated by the Agreement as promptly as practicable, (ii) cause the terms of the Warrants and any agreements governing the terms of the Warrants to be amended in the manner required under Exhibit F of the Purchase Agreement and (iii) obtain in a timely manner all necessary waivers, consents and approvals, including, without limitation, as set forth in Section 3(a)(i) above.

5. Closing Date and Deliveries; Closing Conditions. The Closing shall occur immediately following the transactions described in (d) below, and subject to, the following (the “Closing Date”):

(a) The representations and warranties of the Sellers contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

(b) The delivery of the Warrants with instruments of assignment and any other necessary instruments and agreements;

(c) The delivery of all other certificates, instruments or documents required to be delivered by each Seller, hereunder or reasonably requested by Purchaser, and any consents or waivers necessary or advisable to consummate the transactions contemplated hereunder, including the consent of the Continental Stock Transfer & Trust Company and Deutsche Bank Securities Inc. to the transfer of the Warrants, each in a form reasonably satisfactory to Purchaser; and

(d) The closing of the sale of shares of Series A Convertible Preferred Stock of the Company between the Company and the Purchaser.

6. Trust Fund Waiver. Notwithstanding anything to the contrary in this Agreement, Purchaser hereby irrevocably waives any claim it may have, now or in the future, and will not seek recourse against, that certain trust account of the Company at Banc of America LLC, held in trust by Continental Stock Transfer & Trust Company pursuant to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company , for any reason whatsoever in respect thereof.

7. Survival of Representations and Warranties. The parties hereto each agree that all representations and warranties contained herein shall survive the execution and delivery of this Agreement.

8. Fees and Disbursements. Each party shall bear its own fees and disbursements of the counsel, accountants or auditors in connection with the negotiation, preparation, execution and performance of this Agreement.

9. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties at the address first set forth above, provided, however, that any notice of change of address shall be effective only upon receipt.

If to Purchaser, at:

Ares Corporate Opportunities Fund II, L.P.

c/o Ares Management, Inc.

1999 Avenue of the Stars

Suite 1900

Los Angeles, CA 90067

Attention: Jeffrey Schwartz

Telephone: (310) 201-4100

Facsimile: (310) 201-4157

With a copy to:

Proskauer Rose LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attention: Thomas W. Dollinger

Telephone: (310) 284-5630

Facsimile: (310) 557-2193

If to any Seller, to R. Scott Murray:

c/o Global BPO Services Corp.

125 High Street, 30th floor

Boston, MA 02110

Attn: Chief Executive Officer

With a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Attention: Mark G. Borden

Telephone: (617) 526-6000

Facsimile: (617) 526-5000

10. Miscellaneous.

(a) Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflict of laws. The parties irrevocably (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the chancellery courts of the State of Delaware, or the courts of the United States located in the State of Delaware, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which they, or any of them, may have to be the laying of venue of any such suit, action or proceeding in any of such courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(b) Severability. If any provision of this Agreement is held invalid, the remainder of this Agreement and application of such provision to other persons or circumstances shall not be affected.

(c) Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Purchaser and Sellers holding Warrants representing a majority of the Common Stock issuable upon exercise of all of the Warrants.

(d) Benefit of Parties; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

(e) Headings. The headings in the Sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(f) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

(g) Representation. In connection with this Agreement, it is expressly acknowledged that each Seller has been advised as to the benefit of the advice of independent counsel of his or her own choice and selection with respect to the application and effect of this Agreement, and has had a full and complete opportunity to seek out counsel of his or her own choice to discuss this Agreement in advance of their executing same. Each Seller further acknowledges that he or has consulted with his or her own independent tax and financial consultant(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SELLERS:
Trillium Capital LLC

By:	/s/ R. Scott Murray
R. Scott Murray, Majority Member

/s/ M. Benjamin Howe
M. Benjamin Howe

/s/ Kevin T. O’Leary
Kevin T. O’Leary

/s/ Stephen D.R. Moore
Stephen D. R. Moore

/s/ Paul G. Joubert
Paul G. Joubert

/s/ Lloyd R. Linnell
Lloyd R. Linnell

/s/ Sheila M. Flaherty
Sheila M. Flaherty

/s/ Robert Wadsworth
Robert Wadsworth

/s/ Charles F. Kane
Charles F. Kane

/s/ G. Drew Conway
G. Drew Conway

PURCHASER:
ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF MANAGEMENT II, L.P., Its General Partner

	By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC., Its General Partner

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Vice President

Appendix A

Name of Seller	Number of Warrants
Trillium Capital LLC	3,325,000
M. Benjamin Howe	500,000
Kevin T. O’Leary	500,000
Stephen D. R. Moore	350,000
Paul G. Joubert	500,000
Lloyd R. Linnell	750,000
Sheila M. Flaherty	500,000
Robert Wadsworth	375,000
Charles F. Kane	200,000
G. Drew Conway	500,000

AMENDMENT NO. 1 TO WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO WARRANT PURCHASE AGREEMENT (the “Agreement”) dated as of June 25, 2008, by and among Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership (“Purchaser”) and the individuals listed on the signature pages hereto (individually, a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers and the Purchaser are parties to that warrant purchase agreement dated as of June 2, 2008 (the “Warrant Agreement”).

WHEREAS, the Sellers and the Purchaser desire to amend certain provisions of the Warrant Agreement;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Section 5(d) is amended and restated in its entirety as follows:

(d) The closing of the sale of shares of Series A Convertible Preferred Stock of the Company between the Company and the Purchaser, or if such sale is not consummated, the closing of the merger contemplated by that certain amended and restated agreement and plan of merger, dated as of June 2, 2008, by and among the Company, River Acquisition Subsidiary Corp. and Stream Holdings Corporation so long as the Sellers continue to collectively hold 7,812,500 shares of Common Stock immediately after the time of the closing of such merger.

2. Miscellaneous.

(a) Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflict of laws. The parties irrevocably (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the chancellery courts of the State of Delaware, or the courts of the United States located in the State of Delaware, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which they, or any of them, may have to be the laying of venue of any such suit, action or proceeding in any of such courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(b) Severability. If any provision of this Agreement is held invalid, the remainder of this Agreement and application of such provision to other persons or circumstances shall not be affected.

(c) Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Purchaser and Sellers holding Warrants representing a majority of the Common Stock issuable upon exercise of all of the Warrants.

(d) Benefit of Parties; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

(e) Headings. The headings in the Sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(f) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

(g) Representation. In connection with this Agreement, it is expressly acknowledged that each Seller has been advised as to the benefit of the advice of independent counsel of his or her own choice and selection with respect to the application and effect of this Agreement, and has had a full and complete opportunity to seek out counsel of his or her own choice to discuss this Agreement in advance of their executing same. Each Seller further acknowledges that he or has consulted with his or her own independent tax and financial consultant(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SELLERS:
Trillium Capital LLC

By:	/s/ R. Scott Murray
R. Scott Murray, Majority Member

/s/ M. Benjamin Howe
M. Benjamin Howe

/s/ Kevin T. O’Leary
Kevin T. O’Leary

/s/ Stephen D.R. Moore
Stephen D. R. Moore

/s/ Paul G. Joubert
Paul G. Joubert

/s/ Lloyd R. Linnell
Lloyd R. Linnell

/s/ Sheila M. Flaherty
Sheila M. Flaherty

/s/ Robert Wadsworth
Robert Wadsworth

/s/ Charles F. Kane
Charles F. Kane

/s/ G. Drew Conway
G. Drew Conway

PURCHASER:
ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF MANAGEMENT II, L.P., Its General Partner

	By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC., Its General Partner

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Vice President